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                              INHALE THERAPEUTIC SYSTEMS
                                     Common Stock
                                UNDERWRITING AGREEMENT
                                ----------------------

LEHMAN BROTHERS INC.
BANCAMERICA ROBERTSON STEPHENS
VECTOR SECURITIES INTERNATIONAL, INC.
VOLPE, BROWN, WHELAN & COMPANY
c/o LEHMAN BROTHERS INC.
Three World Financial Center
200 Vesey Street
New York, New York 10285


Dear Sirs:

    Inhale Therapeutic Systems, a California corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule 1 hereto (the "Underwriters") 1,500,000 shares (the "Firm Stock") of the Company's Common Stock, par value $0.001 per share (the "Common Stock"). In addition, for the sole purpose of covering over-allotments in connection with the sale of the Firm Stock, the Company proposes to grant to the Underwriters an option to purchase up to an additional 225,000 shares (the "Option Stock") of Common Stock. The Firm Stock and any Option Stock purchased pursuant to this Agreement are hereinafter collectively called the "Stock." This is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriters.

    1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company represents and warrants to, and agrees that:

         (a) A registration statement on Form S-3 (File No. 333-37195) and amendments thereto with respect to the Stock have been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and have been filed with the Commission under the Securities Act: a first amendment to such registration statement, including a final prospectus as part thereof, is now proposed to be filed with the Commission. Copies of such registration statement, the amendments thereto and the form of such final prospectus have been delivered by the Company to you as the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement is declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means

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each prospectus included in such registration statement, or amendments thereof, before it becomes effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement or any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations (a "Rule 462(b) Registration Statement"), as amended at the Effective Time and, in the event of any amendment thereto after the Effective Date of such registration statement, shall also mean such registration statement as so amended (including any Rule 462(b) Registration Statement); and "Prospectus" means such final prospectus (or if such final prospectus is not in existence, the Preliminary Prospectus) as filed as part of the Registration Statement, with any changes thereto made by the Company with the consent of the Underwriters. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus.

         (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements thereto will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and will not as of the applicable effective date contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Underwriters by or on behalf of any Underwriter specifically for inclusion therein.

         (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the affairs, management, business, properties, financial condition or results of operations of the Company, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged; and the Company has no subsidiaries.

         (d) The Company has an authorized capitalization as set forth in the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus.

         (e) The unissued shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when


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issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully-paid and non assessable.

         (f) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such actions result in any violation of the provisions of the articles of incorporation or bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

         (g) There are no contracts, agreements or understandings between the Company and any person (i) granting such person the right (other than rights which have been waived or satisfied) to require the Company to include any securities of the Company owned or to be owned by such person in the securities registered pursuant to the Registration Statement, or (ii) except as set forth in the Registration Statement and Prospectus, granting such person the right to file a registration statement under the Securities Act with respect to such securities.

         (h) The Company has not sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any material adverse change in or affecting the affairs, management, business, properties, financial condition, shareholders' equity, results of operations or prospects of the Company, except (i) as set forth or contemplated in the Prospectus, or (ii) any grants under the Company's employee stock plans in accordance with the terms of such plans as described in the Prospectus, or other shares of Common Stock (or rights to receive Common Stock) issued to service providers to the Company in the ordinary course of business (the "Authorized Grants"), or (iii) operating losses incurred in the ordinary course of business.


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         (i)  The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement, or included in the Prospectus, present fairly the financial condition and results of operations of the Company, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

         (j) Ernst & Young LLP, who have certified certain financial statements of the Company, whose report appears in the Registration Statement and the Prospectus and who have delivered the initial letter referred to in
Section 7(g) hereof, are independent certified public accountants as required by the Securities Act and the Rules and Regulations.

         (k) The Company has good and marketable title to all personal property owned by it, free and clear of all liens, encumbrances, security interests, claims and defects, except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and all real property and personal property held under lease by the Company is held by it under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company. The Company does not own any real property.

         (l) The Company carries, or is covered by, insurance as is customary for companies similarly situated and engaged in similar businesses in similar industries.

         (m) The Company owns, or possesses adequate rights to use, all material trademarks, service marks, trade names, trademark registrations, service mark registrations and copyrights necessary for the conduct of its business and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others.

         (n) There is no legal or governmental proceeding pending to which the Company is a party or of which any property or assets of the Company is subject which if determined adversely to the Company, might have a material adverse effect on the financial position, shareholders' equity, the business, properties, results of operation or prospects of the Company; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or, except as set forth or contemplated in the Prospectus, threatened by others.

         (o) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the



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Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

         (p) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus and which is not so described.

         (q) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which might be expected to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries.

         (r) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

         (s) The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof or has requested extensions thereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, might have) a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company.

         (t) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities (other than Authorized Grants), (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any


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material transaction not in the ordinary course of business, or (iv) declared or paid any dividend on its capital stock.

         (u) The Company (i) makes and keeps materially accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

         (v)  The Company is not (i) in violation of its charter or bylaws,
(ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except to the extent that any such default, event or violation described in the foregoing clauses (i), (ii) and (iii) would not have a material adverse effect on the affairs, management, business, properties, financial condition, results of operations or prospects of the Company.

         (w) Neither the Company nor any director, officer, agent or employee acting on behalf of the Company has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

         (x) The Company is not an "investment company" within the meaning of such term under the United States Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

         (y) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company (or, to the knowledge of the Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law,


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ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or with respect to which the Company has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

         (z) Except as described in the Registration Statement and the Prospectus, (i) there are no outstanding warrants or options issued by the Company to purchase any shares of the capital stock of the Company (except, in the case of options, any Authorized Grants), (ii) there are no statutory, contractual, preemptive or other rights to subscribe for or to purchase any Common Stock that do not by their terms terminate upon the First Delivery Date (as defined below), and (iii) there are no restrictions upon transfer of the Common Stock pursuant to the Company's articles of incorporation or bylaws.

         (aa) The Company has all necessary corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder; all corporate action required to be taken by the Company for the due and proper authorization, issuance, sale and delivery of the Stock has been duly and validly taken; and this Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or in law) and except as enforcement of Section 8 of this Agreement may be limited by applicable law.


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         (bb) The Company has not taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the shares of Stock.

         (cc) The Company owns, or possesses adequate rights to use, all material patents necessary for the conduct of its business. Except as set forth or contemplated in the Registration Statement and Prospectus, no valid United States patent is, or to the knowledge of the Company would be, infringed by the activities of the Company in the manufacture, use or sale of any product or component thereof as described in the Registration Statement and the Prospectus. The patent applications (the "Patent Applications") filed by or on behalf of the Company described in the Registration Statement and the Prospectus have been properly prepared and filed on behalf of the Company; each of the Patent Applications and patents (the "Patents") described in the Registration Statement and the Prospectus is assigned or licensed to the Company, and, except as set forth or contemplated in the Registration Statement and Prospectus, no other entity or individual has any right or claim in any Patent, Patent Application or any patent to be issued therefrom; and, to the knowledge of the Company, each of the Patent Applications discloses potentially patentable subject matter. There are no actions, suits or judicial proceedings pending relating to patents or proprietary information to which the Company is a party or of which any property of the Company is subject, and, to the knowledge of the Company, no actions, suits or judicial proceedings are threatened by governmental authorities or, except as set forth or contemplated in the Registration Statement and Prospectus, others. The Company is not aware of, except as set forth or contemplated in the Registration Statement and the Prospectus any claim by others that the Company is infringing or otherwise violating any patents or other intellectual property rights of others and is not aware of any rights of third parties to any of the Company's Patent Applications, licensed Patents or licenses which could affect materially the use thereof by the Company. Except as set forth in the Registration Statement and Prospectus, the Company owns or possesses sufficient licenses or other rights to use all patents, trade secrets, technology and know-how necessary to conduct the Company's business as described in the Registration Statement and the Prospectus; and under the Genentech, Inc. Nonexclusive License Agreement dated September 6, 1990, assigned to the Company by John S. Patton, the Company has a nonexclusive license from Genentech, Inc. for the term specified in such agreement to the Patent Applications and Patents described in the Registration Statement relating to aerosol drug delivery technology for the therapeutic treatment of disease.

         (dd) The Company has filed with the Food and Drug Administration (the "FDA") and the California Food and Drug Branch ("CFDB") for and received approval of all registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations necessary to conduct the Company's business as it is described


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in the Registration Statement and the Prospectus; the Company is in material compliance with all such registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations, and all applicable FDA and CFDB rules and regulations, guidelines and policies, including but not limited to, applicable FDA and CFDB rules, regulations and policies relating to current good manufacturing practice ("CGMP") and current good laboratory practice ("CGLP"); the Company has no reason to believe that any party granting any such registration, application, license, request for exemption, permit or other authorization is considering limiting, suspending or revoking the same and knows of no basis for any such limitation, suspension or revocation;

         (ee) The human clinical trials, animal studies and other preclinical tests conducted by the Company or in which the Company has participated that are described in the Registration Statement and the Prospectus or the results of which are referred to in the Registration Statement or the Prospectus, and, to the knowledge of the Company, such studies and tests conducted on behalf of the Company, were and, if still pending, are being conducted in accordance with commonly used or appropriate experimental protocols, procedures and controls applied by research scientists generally in the preclinical or clinical study of new drugs; the descriptions or the results of such studies and tests contained in the Registration Statement and the Prospectus are accurate and complete in all material respects, and the Company has no knowledge of any other studies or tests, the results of which reasonably call into question the results described or referred to in the Registration Statement and the Prospectus; and the Company has not received any notices or other correspondence from the FDA or any other governmental agency requiring the termination, suspension or modification of any animal studies or other preclinical tests, or clinical studies conducted by or on behalf of the Company or in which the Company has participated that are described in the Registration Statement or the Prospectus or the results of which are referred to in the Registration Statement or the Prospectus.

         (ff) Except as described in the Registration Statement or Prospectus, the Company has not sold or issued any shares of Common Stock during the six month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A, or Regulations D or S of, the Securities Act, other than shares issued under employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

         (gg) The Company has complied and will comply with all of the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida Statutes, and all regulations promulgated thereunder relating to issuers doing business in Cuba.

         (hh) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.


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    2.   PURCHASE OF THE STOCK BY THE UNDERWRITERS.  On the basis of the representations and warranties contained in, and subject to the terms and conditions of this Agreement, the Company agrees to issue and sell 1,500,000 shares of the Stock to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Stock set forth opposite that Underwriter's name in Schedule 1 hereto. The price to be paid by the Underwriters shall be $______ per share. The respective purchase obligations of the Underwriters with respect to the Stock shall be rounded among the Underwriters to avoid fractional shares, as the Underwriters may determine.

    In addition, the Company grants to the Underwriters an option to purchase up to 225,000 shares of Option Stock. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 4 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set forth opposite the name of such Underwriter in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to Option Stock shall be adjusted by the Underwriters so that no Underwriter shall be obligated to purchase Option Stock other than in 100-share quantities. The price of both the Firm Stock and any Option Stock shall be $____ per share.

    The Company shall not be obligated to deliver any of the Stock to be delivered on the First Delivery Date or the Second Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

    3. OFFERING OF STOCK BY THE UNDERWRITERS. Upon authorization by the Underwriters of the release of the Firm Stock the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

    4. DELIVERY OF AND PAYMENT FOR THE STOCK. Delivery of and payment for the Firm Stock shall be made at the office of Cooley Godward LLP, 3000 Sand Hill Road, Menlo Park, California 94025, at 10:00 A.M. New York City time, on the fifth full business day following the Effective Date or at such other date or place as shall be determined by agreement between the Underwriters and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Stock to the Underwriters for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by certified or official bank check or checks payable in New York Clearing House (next day) funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the


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Firm Stock shall be registered in such names and in such denominations as the
Underwriters shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company shall make the certificates representing the Firm Stock available for inspection by the Underwriters in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

    At any time on or before the thirtieth day after the Effective Date the option granted in Section 2 may be exercised by written notice being given to the Company by the Underwriters. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Underwriters, when the shares of Option Stock are to be delivered; PROVIDED, HOWEVER, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as the "Second Delivery Date" and the First Delivery Date and the Second Delivery Date are sometimes referred to as a "Delivery Date").

    Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Underwriters and the Company) at 10:00 A.M., New York City time, on the Second Delivery Date. On the Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to the Underwriters for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by certified or official bank check or checks payable in New York Clearing House (next day) funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Underwriters shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company shall make the certificates representing the Option Stock available for inspection by the Underwriters in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Second Delivery Date.


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    5.   FURTHER AGREEMENTS OF THE COMPANY.  The Company agrees:

         (a) To make no further amendments or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Underwriters, promptly after it receives notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use prompt, diligent and good faith efforts to obtain its withdrawal;

         (b) To furnish promptly to each of the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

         (c) To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings) (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act to notify the Underwriters and, upon their request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

         (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Underwriters, be required by the Securities Act or requested by the Commission;

         (e) Prior to filing with the Commission any (i) amendment to the Registration Statement or supplement to the Prospectus or (ii) any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of the Underwriters to the filing;

         (f) As soon as practicable after the Effective Date, to make generally available to the Company's security holders and to deliver to the Underwriters an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

         (g) For a period of five years following the Effective Date, to furnish to the Underwriters copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

         (h) Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock;

         (i) For a period of 90 days from the date of the Prospectus, not to offer for sale, sell or otherwise dispose of (or enter into any transaction which is designed to, or could be expected to, result in the disposition by any person of), directly or indirectly, any shares of Common Stock (other than the Stock), or sell or grant options, rights or warrants with respect to any shares of Common Stock (other than Authorized Grants or issuances of shares of Common Stock or rights to receive shares of Common Stock in connection with collaborative agreements entered into in the ordinary course of business (the "Collaborative Shares")) without the prior written consent of Lehman Brothers Inc.; and to cause each officer and director of the Company to furnish to the Underwriters, prior to the First Delivery Date, and to cause each person or entity receiving any such Authorized Grants or Collaborative Shares to furnish to the Underwriters, prior to issuance of any such Authorized Grants or Collaborative Shares, a letter or letters, in form and substance satisfactory to counsel for the Underwriters, pursuant to which each such person shall agree not to offer for sale, sell or otherwise dispose of (or enter into any transaction which is designed to, or could be expected to, result in the disposition of any person of), directly or indirectly, any shares of Common Stock beneficially owned, deemed to be beneficially owned, or in the future acquired by each such person for a period of 90 days from the date of the Prospectus, without the prior written consent of Lehman
Brothers Inc.;

         (j) To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Prospectus; and


         (k) To take such steps as shall be necessary to ensure that the Company shall not become an "investment company" within the meaning of such term under the United States Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

         (l) The Company has not taken and until a period of 90 days has elapsed from the date of the Prospectus shall not take, directly or indirectly, any action which releases Baxter World Trade Corporation ("Baxter") from or waives any restrictions imposed on Baxter with respect to the transfer of shares of Common Stock contained in to the Stock Purchase Agreement between Baxter and the Company, dated March 1, 1996.

         (m) The Company has not taken and until a period of 90 days has elapsed from the date of the Prospectus shall not take, directly or indirectly, any action which releases Pfizer, Inc. ("Pfizer") from or waives any restrictions imposed on Pfizer with respect to the transfer of shares of Company Common Stock contained in the Stock Purchase Agreement between Pfizer and the Company, dated January 18, 1995.

    6. EXPENSES. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of reproducing and distributing this Agreement and the Agreement Among Underwriters; (e) the costs of distributing the terms of agreement relating to the organization of the underwriting syndicate and selling group to the members thereof by mail, telex or other means of communication; (f) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock; (g) any applicable listing or other fees; (h) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in
Section 5(h) and of
preparing, printing and distributing a Blue Sky Memorandum (including related expenses and reasonable fees of counsel to the Underwriters); (i) $___________ of the expenses of the Underwriters; and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in Section 11 the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Common Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

    7. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

         (a) The Registration Statement shall have become effective, and the Underwriters shall have received notice thereof, not later than the first full business day next following the date of this Agreement or such later date as shall be consented to in writing by the Underwriters; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise) shall have been complied with.

         (b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact which in the opinion of Heller Ehrman White & McAuliffe, counsel to the Underwriters, is material, or omits to state a fact which, in your opinion, or in the opinion of counsel to the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement and the Prospectus, other than financial statements and other financial data, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to counsel to the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable then to pass upon such matters.

         (d) Cooley Godward LLP shall have furnished to the Underwriters its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Underwriters, to the effect that:

              (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its respective ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company, and has all corporate power and authority necessary to own or hold its properties and conduct the business in which it is engaged; and, to the knowledge of such counsel, the Company has no subsidiaries;

              (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the shares of Stock being delivered on such Delivery Date) have been duly and validly authorized and issued, are fully paid and non assessable and conform to the description thereof contained in the Prospectus in the section entitled "Description of Capital Stock";

              (iii) There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of Stock pursuant to the Company's articles of incorporation or bylaws or any agreement or other instrument to which the Company is a party known to such counsel;


              (iv) To the knowledge of such counsel and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is the subject which, if determined adversely to the Company, might have a material adverse effect on the financial position, stockholders' equity, results of operations or business of the Company; and, to the knowledge of such counsel, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

              (v) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission;

              (vi) The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to such Delivery Date (other than the financial statements and related schedules and financial and statistical data therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations;

              (vii) To the knowledge of such counsel, there are no contracts or other documents to which the Company is a party which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement as permitted by the Rules and Regulations;

              (viii) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except for Section 8 of this Agreement with respect to which such counsel expresses no opinion), subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing;

              (ix) The issue and sale of the shares of Stock being delivered on such Delivery Date by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby do not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such actions result in any violation of the provisions of the charter or bylaws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby; and

              (x) To the knowledge of such counsel, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to include any securities of the Company owned or to be owned by such person in the securities registered pursuant to the Registration Statement.

    In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of California and the General Corporation Law of the State of California and may state that it is relying, in respect of matters of fact, upon certificates of officers of the Company, PROVIDED that such counsel shall state that it believes that both the Underwriters and it are justified in relying upon such certificates. Such counsel shall also have furnished to the Underwriters a written statement, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Underwriters, to the effect that such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, and based on the foregoing, no facts have come to the attention of such counsel which lead it to believe that the Registration Statement (other than the financial statements, financial and statistical data and supporting schedules as to which such counsel shall make no statement), as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (other than the financial statements, financial and statistical data and supporting schedules as to which such counsel shall make no statement) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (e) Townsend and Townsend Khourie and Crew shall have furnished to the Underwriters its written opinions, as intellectual property counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Underwriters, to the effect that:

              (i) Such counsel has no reason to believe that the information contained in the Intellectual Property Portion of the Registration Statement or the Prospectus at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that, at the Closing Date, the information contained in the Intellectual Property Portion or the Prospectus or any amendment or supplement to the Intellectual Property Portion of the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (f) You shall have received from Heller Ehrman White & McAuliffe, counsel to the Underwriters, such opinions dated such Delivery Date, with respect to the incorporation of the Company, the validity of the Securities being sold on such Delivery Date, the Registration Statement, the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they reasonably request to enable them to pass upon such matters.

         (g) With respect to the letter of Ernst & Young LLP delivered to the Underwriters concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Underwriters a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter, the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

         (h) The Company shall have furnished to the Underwriters a certificate, dated such Delivery Date, of the Company signed by its President and Chief Executive Officer or a Vice President and its Chief Financial Officer stating that:

              (i) The representations, warranties and agreements of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 5(a) and 7(i) have been fulfilled; and

              (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

         (i) (i) The Company shall not have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except (A) as set forth or contemplated in the Prospectus and (B) for operating losses incurred in the ordinary course of business, or (ii) since the date of the latest audited financial statements included in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company (except for issuances of Common

Stock upon exercise of outstanding options described in the Prospectus or pursuant to Authorized Grants) or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

         (j) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

         (k) The Common Stock shall be trading, and the Stock shall be approved for trading, on the Nasdaq National Market.

    All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel for the Underwriters.

    8.   INDEMNIFICATION AND CONTRIBUTION.

         (a) The Company shall indemnify and hold harmless each Underwriter, and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock to which such Underwriter or person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto or (B) in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company through the Underwriters by or on behalf of any Underwriter specifically for inclusion therein; and PROVIDED FURTHER that as to any Preliminary Prospectus this indemnity agreement shall not inure to the benefit of any Underwriter or any person controlling that Underwriter on account of any loss, claim damage, liability or action arising from the sale of Stock to any person by that Underwriter if that Underwriter failed to send or give a copy of the Prospectus as the same may be amended or supplemented to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with Section 7(c). The foregoing indemnity is in addition to any liability which the Company may otherwise have to any Underwriter or any controlling person of that Underwriter.

         (b) Each Underwriter severally and not jointly shall indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, or the Prospectus or in any amendment or supplement thereto or (B) in any Blue Sky Application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction, or
(ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Underwriters by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or control person for any legal or other expenses reasonably incurred by the Company or in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer or controlling person.

         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to so notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, PROVIDED FURTHER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that the Underwriters shall have the right to employ counsel to represent jointly the Underwriters and those other Underwriters and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this
Section 8, if the Underwriters shall have reasonably concluded that there may be one or more legal defenses available to the Underwriters and their respective controlling persons that are different from or additional to those available to the Company and its controlling persons, the fees and expenses of a single separate counsel shall be paid by the Company. No indemnifying party shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) and 8(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability or action in respect thereof (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock (before deducting expenses) received by the Company on the one hand and the total underwriting discounts and commissions received by the Underwriters with respect to the Stock purchased under this Agreement on the other bear to the total gross proceeds from the offering of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this
Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending, or preparing to defend against any such action or claim; provided, that such legal expenses shall not be incurred in circumstances other than those set forth in Section 8(c). Notwithstanding the provisions of this Section 8(d), no Underwriters shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

         (e) The Underwriters severally confirm that the statements with respect to the public offering of the Stock set forth on the cover page of, and under the caption "Underwriting" in, the Prospectus are correct and constitute the only information furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

    9. DEFAULTING UNDERWRITERS. If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set forth opposite the name of each remaining non-defaulting Underwriter in
Schedule 1 hereto bears to the total number of shares of the Firm Stock set forth opposite the names of all the remaining non-defaulting Underwriters in
Schedule 1 hereto; PROVIDED, HOWEVER, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Underwriters who so agree, shall have the right, but shall not be obligated, to purchase, in such proportions as may be agreed upon among them, all shares of the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Underwriters do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this

Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Stock which a defaulting Underwriter agreed but failed to purchase.

    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated to agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Underwriters or the Company may postpone the First Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

    10. TERMINATION. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(i) or 7(j) shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

    11. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If (a) the Company shall fail to tender the Stock for delivery to the Underwriters for any reason permitted under this Agreement or (b) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 10, other than by reason of an occurrence described in Section 7(j)) the Company shall reimburse the Underwriters for the fees and expenses of their counsel and for such other out of pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Stock and upon demand the Company shall pay the full amount thereto to the Underwriters. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

    12. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

         (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, 200 Vesey Street, New York, New York 10285, Attention: Syndicate Department (Fax: 212 528-8822);

         (b) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Robert B. Chess (Fax: 650 631-3150); PROVIDED, HOWEVER, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such an Underwriter at its address set forth in its acceptance telex to the Underwriters, which address will be supplied to any other party hereto by the Underwriters upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc., Volpe, Brown, Whelan & Company, BancAmerica Robertson Stephens, and Vector Securities International, Inc.

    13. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in
Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

    14. SURVIVAL. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

    15. DEFINITION OF THE TERMS "BUSINESS DAY" AND "SUBSIDIARY". For purposes of this Agreement (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

    16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of New York.

    17. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

    18. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning of interpretation of, this Agreement.

    If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                            Very truly yours,

                                            INHALE THERAPEUTIC SYSTEMS



                                            By:
                                                 ---------------------------
                                                 Robert B. Chess, President
                                                 and Chief Executive Officer


Accepted:

LEHMAN BROTHERS INC.
  For themselves and as representatives
  of the several Underwriters
  named in Schedule 1 hereto


By:  LEHMAN BROTHERS INC.



By:
    -------------------------------
     Authorized Representative

                                      SCHEDULE I

                              INHALE THERAPEUTIC SYSTEMS



                                                      Number of Initial
                                                      Securities Purchased
UNDERWRITER                                           from the Company
-----------                                           ----------------

Lehman Brothers Inc.  . . . . . . . . . . . . . . . . . . . . .
Volpe, Brown, Whelan & Company  . . . . . . . . . . . . . . . .
Robertson, Stephens & Company  . . . . . . . . . . . . . . . . .
Vector Securities International, Inc.  . . . . . . . . . . . . .


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